Exhibt 16.1


                                                                   ANDERSEN


June 26, 2002                                          Arthur Anderson LLP
                                                       Suite 1300
                                                       711 Louisiana Street
                                                       Houston, TX  77002-2780
                                                       Tel 713 237 2323
                                                       Fax 713 237 2786
                                                       www.anderson.com

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  SEACOR SMIT Inc.

Dear Sir/Madam:

The representations made in this letter are based solely on discussion with and representation from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. This individual is no longer with Arthur Andersen LLP. We have read Item 4 included in the Form 8-K dated June 25, 2002 of SEACOR SMIT Inc. (Commission File Number 1-12289) to be filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.


Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP





Copy to:
Mr. Lenny P. Dantin
Vice President
SEACOR SMIT, Inc.
5005 Railroad Avenue
Morgan City, La.  70380